Exhibit 10.1
RESTRICTED STOCK UNIT CANCELLATION AGREEMENT AND RELEASE
This Restricted Stock Unit Cancellation Agreement (this “Agreement”) is entered into as of [DATE] (the “Effective Date”), by and between Robinhood Markets, Inc., a Delaware corporation (the “Company”), and [NAME] (the “Participant”).
WHEREAS, pursuant to a Notice of Restricted Stock Unit Award (with its attached Restricted Stock Unit Agreement), dated as of May 26, 2021 (the “Award Agreement”), the Participant was granted an award of [NUMBER] restricted stock units (the “2021 Market-Based RSUs”), subject to the restrictions, terms and conditions of the Company’s 2020 Equity Incentive Plan, as amended, and the Award Agreement; and
WHEREAS, the Company and the Participant desire for the 2021 Market-Based RSUs to be cancelled.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, including the Participant’s continued employment with the Company, the receipt and sufficiency of which is hereby acknowledged, the Company and the Participant do hereby agree as follows:
1.    Cancellation of 2021 Market-Based RSUs. As of the Effective Date, the 2021 Market-Based RSUs shall be cancelled and shall be of no further force or effect. The Participant acknowledges and agrees that the Participant shall (on behalf of the Participant and anyone claiming through the Participant, including, without limitation, the Participant’s spouse, child or children, heirs, beneficiaries, devisees, donees, executors, administrators, attorneys, agents, representatives and assigns) waive and release the Company and its past, present and future parents, subsidiaries, affiliates, officers, directors, employees, agents, predecessors, successors and assigns (collectively, the “Releasees”), from any and all claims and rights now or hereafter arising out of or in any way relating to the 2021 Market-Based RSUs, the Participant’s status as a holder of the 2021 Market-Based RSUs or the termination of the 2021 Market-Based RSUs. On and after the Effective Date, the Participant (and anyone claiming through the Participant) shall not have any rights to or under the 2021 Market-Based RSUs or any of the Class A common shares underlying or relating to the 2021 Market-Based RSUs. The Participant acknowledges and agrees that (a) the waiver and release in this Section 1 is binding on the Participant and anyone claiming through the Participant, including, without limitation, the Participant’s spouse, child or children, heirs, beneficiaries, devisees, donees, executors, administrators, attorneys, agents, representatives and assigns, and (b) the Participant has not assigned any claims or filed or initiated any legal proceedings against the Releasees in connection with, or related to, any claims or rights described above.
2.    Participant Representations. The Participant hereby represents and warrants as follows:
(a)    The Participant is legally competent and has all power and authority required to enter into and to sign this Agreement;
(b)    The Participant has not transferred any of the 2021 Market-Based RSUs or any rights thereto;
(c)    No promise or agreement not expressed herein has been made to the Participant to induce the Participant to sign this Agreement;

(d)    In entering into and signing this Agreement, the Participant is not relying on any statement or representation of any of the Releasees that is not contained in this Agreement;
(e)    The Participant has had a reasonable opportunity to review this Agreement and has had a reasonable opportunity to consult with the Participant’s legal counsel and accountants with respect to the terms and the legal, financial and tax implications of this Agreement;
(f)    The release set forth in Section 1 represents a commercial, arm’s length transaction by and between the parties hereto to which such release refers; and
(g)    The Participant, upon request from the Company, will execute and deliver any additional documents deemed by the Company or any successor thereto to be reasonably necessary or desirable to complete the cancellation of the 2021 Market-Based RSUs.
3.    Other Equity Award Agreements. For the avoidance of doubt, the execution of this Agreement shall not cause or be deemed to cause (a) any modification or amendment to any other compensatory arrangement between the Company and the Participant, or (b) a termination of the Participant’s services with the Company for purposes of the Award Agreement or otherwise.
4.    Miscellaneous. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto. This Agreement may be executed by the parties hereto in counterparts (including by the use of electronic counterparts, whether in .pdf format or signed through the use of electronic signatures, e.g., via www.docusign.com), each of which shall be deemed to be an original.
5.    Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.
6.    Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, with respect to the subject matter hereof. This Agreement shall be binding on and inure to the benefit of the parties to it and their respective heirs, legal representatives, successors and assigns.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above.

    ROBINHOOD MARKETS, INC.

    By:
        Name:
        Title:

[NAME]

I, the undersigned spouse of the Participant, hereby acknowledge that I have received, read and understand the Agreement and consent to the cancellation of the 2021 Market-Based RSUs as provided for herein.

[NAME]